Exhibit 99.1

Press / Investor Contact:

Bonnie Ortega

Director, Investor/Public Relations

Cardium Therapeutics, Inc.

Tel: (858) 436-1018

Email: InvestorRelations@cardiumthx.com

CARDIUM REPORTS ON SECOND QUARTER 2009 FINANCIAL

RESULTS AND RECENT DEVELOPMENTS

SAN DIEGO, CA – August 11, 2009 – Cardium Therapeutics (NYSE Amex: CXM) today reported its financial results for its second quarter ended June 30, 2009, and on recent developments and future outlook.

Cardium made significant progress since first quarter 2009 financial report and highlights included (1) the sale of its InnerCool Therapies business to Royal Philips Electronics; (2) the completion of enrollment of the MATRIX 2b clinical trial of Excellarate for the potential treatment of diabetic ulcers with full data to be announced in late September 2009; and (3) the announcement of the Company’s new orthobiologics initiative which is designed to build on and extend the underlying technology that has been developed by the Tissue Repair Company for soft tissue injuries such as diabetic ulcers to hard tissue applications such as bone. The Company’s new orthobiologics initiative combines (i) proprietary Gene Activated Matrix™ or GAM™ delivery and ligand targeting; (ii) use of GAM to locally produce proteins capable of stimulating bone and other tissue growth; and (iii) a substantial body of pre-clinical research and development supporting the use of GAM to deliver bone growth factors. It was also reported that the Company regained its listing compliance with the NYSE Amex.

In addition, as initially reported in November 2008, Cardium instituted several important strategic actions intended to focus its overall operating structure and generate cost efficiencies. Based on these actions, cost savings have begun to be reflected in the Company’s operating results. In particular, for the first six months of 2009, Cardium’s loss from operations was reduced by 49.9% compared to the same period a year ago. With the recent sale of InnerCool Therapies to Philips, the Company has further substantially reduced its employee headcount.

The second quarter 2009 financial results also include substantial non-cash charges to adjust for the fair market value of certain common stock warrants required as a result of the adoption of Emerging Issues Task Force EITF 07-05 entitled “Determining Whether an Instrument (or Embedded Feature) is indexed to an Entity’s Own Stock” by the Financial Accounting Standards Board. In accordance with this guidance, common stock warrants with certain price protection clauses that were previously accounted for as equity instruments are now required to be recorded as a derivative liability with quarterly adjustments of their fair value recorded on the income statement. Since the price of Cardium’s common stock increased by approximately 19% during the second quarter, this resulted in a $4.8 million “Change in Fair Value of Derivative Liabilities” reflecting the substantially higher values associated with outstanding warrants to purchase the Company’s stock.

InnerCool Therapies

On July 23, 2009, Cardium announced the completion of the sale of its InnerCool Therapies business to Royal Philips Electronics. The asset purchase transaction was for $11.25 million, as well as the transfer of approximately $1.5 million in trade payables. The acquisition of InnerCool by Philips represents an important step forward in Cardium’s overall business strategy which is focused on the acquisition, strategic repositioning and partnering or sale of businesses. With a significantly reduced cost structure, the proceeds from the transaction will be used to enhance Cardium’s balance sheet and for working capital to support the further development of the Company’s biomedical investment portfolio and product development pipeline, particularly its Excellarate™ Tissue Repair product candidate.

Tissue Repair Company

Cardium recently provided an update on the MATRIX Phase 2b clinical study and plans to provide detailed safety and efficacy data for the Excellarate™ product candidate around the end of September 2009. The MATRIX trial, a prospective, randomized, double-blind, placebo-controlled study, has enrolled 124 diabetic patients with non-healing, lower extremity neuropathic ulcers. More than 90% of the patients enrolled into the MATRIX study have now completed their initial 12-week evaluation period with respect to key safety and efficacy criteria. The Company is completing data collection and review of key efficacy endpoints for this novel regenerative medicine product candidate, in preparation for a detailed report of overall safety and efficacy data that is expected to be announced around the end of September 2009.

During the course of the MATRIX trial, the Company has observed some remarkable healing responses as reported in the media by our medical centers from around the nation. The Excellarate product candidate is designed to require only one or two physician-administered treatments, in contrast to most diabetic wound healing agents or devices in use that require repeated administrations over a long term (weeks to months). Based on recently reported advancements, Excellarate is also expected to be re-formulated as an easy-to-use single syringe, which would be pre-mixed and ready to be applied to patients’ wounds. The reformulation will allow Excellarate to be maintained in a physician’s office using a standard refrigerator (at a temperature of about 4°C) and is expected to have a shelf life of 12-18 months.

On July 30, 2009, Cardium announced its plans to develop a DNA-based orthobiologics product portfolio based on research and development by Cardium’s Tissue Repair Company that will initially focus on non-union bone fractures for medically-compromised patients, and spinal fusions for patients with degenerative disc disease. Orthobiologics is a rapidly growing segment of the orthopedics market and represents biologically-active products designed to enhance musculo-skeletal repair and regeneration. The initial orthobiologics focus will be on the development of Osteorate™, a DNA-based non-surgical injectable bone graft gel to repair bone fractures and regenerate tissue in certain medically-compromised patient populations. Osteorate will be based on a reformulation of Cardium’s DNA-based Excellarate wound healing product candidate, which is designed to stimulate localized and sustained cellular production of platelet-derived growth factor-B (PDGF-B) protein, as a treatment for patients with non-healing diabetic foot ulcers. The Gene Activated Matrix technology allows for a broad spectrum of formulations which would include, but not be limited to, collagen, demineralized bone matrices, allograft and synthetic graft materials.

Financial Report

For the second quarter ended June 30, 2009, the Company reported a loss from operations of $2.3 million, compared to $4.6 million for the same quarter in 2008, representing a 48% reduction from year ago levels, as a result of various strategic actions initiated in the fourth quarter 2008. The second quarter 2009 financial results also include substantial non-cash charges to adjust for the fair market value of certain common stock warrants required as a result of the adoption of Emerging Issues Task Force EITF 07-05, as noted above. Since the price of Cardium’s common stock increased by about 19% during the second quarter, this resulted in a $4.8 million “Change in Fair Value of Derivative Liabilities,” and resulted in a reported net loss for the current period of $11.1 million, or $0.24 per share, compared to a net loss of $6.6 million, or $0.15 per share for second quarter 2008. Grant revenue for the second quarter 2009 was $6,996 compared to $262,430 for the same quarter last year. Research and development costs for the three months ended June 30, 2009 totaled $1.1 million and selling, general and administrative expenses were $1.2 million, compared to $3.5 million and $1.4 million respectively for the same period last year. Cash and cash equivalents as of June 30, 2009 were $773,084, compared to cash and cash equivalents of $1,102,894 as of December 31, 2008. Interest expense for the three months ended June 30, 2009 was $3 million and includes $2.5 million representing the amortization of the fair market value of warrants issued with the notes and amortized over the term of the notes and other debt costs.

The Company continues to provide information in accordance with GAAP. However, with the adoption of EITF 07-05 and its very substantial impact on our overall reported net losses, varying substantially based on changes in the underlying market value of Cardium’s common stock, the Company believes it is also helpful for investors to receive additional information relating more specifically to the Company’s operating results. Accordingly, the Company additionally provides a pro forma income statement and pro forma balance sheet which excludes the non-cash effects of EITF 07-05, amortization of the value of warrants issued with debt, and stock-based compensation on its financial results. The Company presents this information to investors as an additional tool for evaluating the Company’s financial results in a manner that reflects ongoing operations and facilitates comparisons with operating results from prior periods. The presentation of this additional non-GAAP information is intended to provide investors with additional incremental tools for their review of the Company’s results and is not meant to be considered in isolation or as a substitute for net income information prepared and provided in accordance with GAAP.

On July 27, 2009 Cardium reported that the NYSE Amex, based upon a review of publicly available information, including Cardium’s press release dated July 24, 2009 regarding completion of the sale of Cardium’s InnerCool business to Royal Philips Electronics, the Company has resolved the continued listing deficiencies referenced in the NYSE Amex LLC’s letters dated December 23, 2008 and April 9, 2009. However, pursuant to Section 1009(f) of the NYSE Amex Company Guide, the Company’s Plan Period will remain open until it has been able to demonstrate compliance with the continued listing standards for two consecutive quarters. If the company does not demonstrate compliance for two consecutive quarters and/or by the end of the Plan Period, June 23, 2010, the Exchange Staff may initiate delisting procedures. The exchange indicated that its conclusion is based upon a review of available information with respect to the Company, including its Securities and Exchange Commission filings and that its letter is subject to changes in the NYSE Amex Rules that could require the exchange to re-evaluate its position and other qualifications.

About Cardium

Cardium is focused on the acquisition and strategic development of new and innovative bio-medical product opportunities and businesses that have the potential to address significant unmet medical needs and definable pathways to commercialization, partnering and other economic monetizations. Cardium’s investment portfolio includes the Tissue Repair Company and Cardium

Biologics, medical technology companies primarily focused on the development of innovative therapeutic products for tissue repair and cardiovascular indications. In May 2009, Cardium announced completion of the enrollment for the Matrix Phase 2b clinical study to evaluate the Excellarate product candidate as a treatment for patients with non-healing diabetic ulcers. News from Cardium is located at www.cardiumthx.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from stated expectations. For example, there can be no assurance that the MATRIX study or other human clinical trials can be conducted and completed in an efficient and successful manner, that product formulation enhancements will be successful or will effectively simplify or expand the use of product candidates or technologies, that the GAM technology can be successfully broadened or applied to additional wound healing or tissue repair opportunities, that Excellarate or our other candidates will prove to be sufficiently safe and effective, that results or trends observed in one clinical study or procedure will be reproduced in subsequent studies or procedures, that clinical studies even if successful will lead to product advancement or partnering, that our products or product candidates will not be unfavorably compared to competitive products that may be regarded as safer, more effective, easier to use or less expensive, that FDA or other regulatory clearances or other certifications, or other commercialization efforts will be successful or will effectively enhance our businesses or their market value, that our products or product candidates will prove to be sufficiently safe and effective after introduction into a broader patient population, or that third parties on whom we depend will perform as anticipated.

Actual results may also differ substantially from those described in or contemplated by this press release due to risks and uncertainties that exist in our operations and business environment, including, without limitation, risks and uncertainties that are inherent in the development of complex biologics and in the conduct of human clinical trials, including the timing, costs and outcomes of such trials, our ability to obtain necessary funding, regulatory approvals and expected qualifications, our dependence upon proprietary technology, our history of operating losses and accumulated deficits, our reliance on collaborative relationships and critical personnel, and current and future competition, as well as other risks described from time to time in filings we make with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

Copyright 2009 Cardium Therapeutics, Inc. All rights reserved.

For Terms of Use Privacy Policy, please visit www.cardiumthx.com.

Cardium Therapeutics™ and Generx® are trademarks of Cardium Therapeutics, Inc.

Tissue Repair™, Gene Activated Matrix™, GAM™, Excellarate™ and Osteorate™

are trademarks of Tissue Repair Company.

Other trademarks are the property of their respective owners.

- Continued -

Cardium Therapeutics, Inc.

Selected Condensed Consolidated Results of Operations

	Three Months Ended June 30, (Unaudited)
	2009 Actual	2008 Actual	2009* Pro forma		2008* Pro Forma
Revenues	$6,996	$262,430	$6,996		$262,430

Operating expenses
Research and development	1,107,147	3,501,841	1,052,029	(1)	3,249,196 (1)
Selling, general and administrative	1,222,417	1,400,387	1,156,927	(1)	1,100,199 (1)

Loss from operations	(2,322,568)	(4,639,798)	(2,201,960)		(4,086,965)

Interest income (expense), net	(2,970,043)	15,447	(464,259	)(2)	15,447
Change in fair value of derivative liabilities	(4,817,552)	—	—	(3)	—

Loss from continuing operations	(10,110,163)	(4,624,351)	(2,666,219)		(4,071,518)

Loss from discontinued operations	(1,032,511)	(2,010,111)	(1,032,511)		(2,010,111)

Net loss	$(11,142,674)	$(6,634,462)	$(3,698,730)		$(6,081,629)

Net loss per common share – basic and diluted	$(0.24)	$(0.15)	$(0.08)		$(0.14)

Weighted average common shares outstanding – basic and diluted	46,931,134	43,629,975	46,931,134		43,629,975

Selected Condensed Consolidated Results of Operations

	Six Months Ended June 30, (Unaudited)
	2009 Actual	2008 Actual	2009* Pro forma		2008* Pro forma
Revenues	$25,632	$374,633	$25,632		$374,633

Operating expenses
Research and development	2,351,307	6,419,690	2,181,933	(1)	5,915,328 (1)
Selling, general and administrative	2,510,141	3,260,781	2,308,894	(1)	2,661,508 (1)

Loss from operations	(4,835,816)	(9,305,838)	(4,465,195)		(8,202,203)

Interest income (expense), net	(4,543,342)	87,636	(725,942	)(2)	87,636
Change in fair value of derivative liabilities	(14,474,181)	—	—	(3)	—

Loss from continuing operations	(23,853,339)	(9,218,202)	(5,191,137)		(8,114,567)

Loss from discontinued operations	(2,026,212)	(4,150,388)	(2,026,212)		(4,150,388)

Net loss	$(25,879,551)	$(13,368,590)	$(7,217,349)		$(12,264,955)

Net loss per common share – basic and diluted	$(0.55)	$(0.31)	$(0.15)		$(0.28)

Weighted average common shares outstanding – basic and diluted	46,930,788	43,169,611	46,930,788		43,169,611

*	Note: additional pro forma information is included The Company presents this information to investors as an additional tool for evaluating the Company’s financial results in a manner that reflects ongoing operations and facilitates comparisons with operating results from prior periods. The presentation of this additional non-GAAP information is intended to provide investors with additional incremental tools for their review of the Company’s results and is not meant to be considered in isolation or as a substitute for the actual net income information prepared and provided in accordance with GAAP.

Selected Condensed Consolidated Balance Sheet Data

	June 30, 2009 (Unaudited)	December 31, 2008 (Audited)	Pro Forma June 30, 2009*		Pro Forma December 31, 2008*
Cash and cash equivalents	$773,084	$1,102,894	$773,084		$1,102,894
Accounts receivable,	42,240	42,279	42,240		42,279
Prepaid expenses and other current assets	256,403	509,168	256,403		509,168
Property and equipment, net	583,489	746,169	583,489		746,169
Other long-term assets	579,938	532,438	579,938		532,438
Assets held for sale	6,430,898	7,363,973	6,430,898		7,363,973

Total assets	$8,666,052	$10,296,921	$8,666,052		$10,296,921

Accounts payable and accrued liabilities	$6,049,377	$4,691,600	$6,049,377		$4,691,600
Short-term debt	9,357,392	4,036,776	10,662,967	(4)	6,000,000	(4)
Current liabilities of business held for sale	2,231,230	2,127,986	2,231,230		2,127,986
Derivative liabilities	20,382,056	—	—	(5)	—
Long-term liabilities	195,231	195,315	195,231		195,315
Stockholder’s deficiency	(29,549,234)	(754,756)	(10,472,753)		(2,717,980)

Total liabilities and stockholder’s deficiency	$8,666,052	$10,296,921	$8,666,052		$10,296,921

*	The following pro forma adjustments were made solely as supplemental financial information to help investors and the financial community make meaningful comparisons of operating results from one financial period to another.
1.	Stock based compensation was removed. This is the effect of the non-cash expense associated with the value of employee stock options recorded as compensation expense over the vesting period of the options.
2.	Warrant value was removed. This is the effect of non-cash interest charge associated with the value of warrants issued to note holders at note origination and expensed over the term of the notes.
3.	The change in the fair market of derivative liabilities was removed. This is the effect of non-cash charges associated with the treatment of the value of certain derivative securities under newly-adopted EITF 07-05, which effects can vary substantially each quarter along with changes to the price of the underlying common stock during the quarter.
4.	Debt discount represents the unamortized value of the warrants issued at note origination; and was added back to reflect the actual amount of debt owed at the end of each period reported.
5.	Derivative liabilities represent the value of warrants the company has issued in the past which offer down round price protection and under newly-adopted EITF 07-05, are now required to be recorded as derivative liabilities on the Balance Sheet and were removed as a non-cash liability.